SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2002 (May 17, 2002)

eResource Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8662

(State or other jurisdiction of incorporation)	(Commission File Number)

23-226039

(IRS Employer Identification Number)

5935 Carnegie Boulevard, Suite 101, Charlotte, NC 28209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 553-9330

ITEM 5.     OTHER EVENTS

     On May 24, 2002, eResource Capital Group, Inc., a Delaware corporation (the “Company”), announced (i) the approval of all proposals that were submitted for vote at its May 17, 2002 Annual Meeting of Shareholders, (ii) that the Company’s Board of Directors has established an exchange ratio of one for seven shares for the reverse stock split that was approved at the Annual Meeting and (iii) certain other information. A copy of the Company’s press release announcing these matters is attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” The press release also states that a more thorough discussion of certain factors which may affect the Company’s operating results is included in the Company’s filings with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website (http://www.sec.gov).

ITEM 7.     Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated May 24, 2002 by eResource Capital Group, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

eResource Capital Group, Inc.

Date: June 3, 2002	By: /s/ JOHN W. VAN HEEL

John Van Heel
Vice President of Finance

EXHIBIT INDEX

99.1 Press release dated May 24, 2002 by eResource Capital Group, Inc.

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